Exhibit 99.1

ProPetro Reports Preliminary Financial
Results for the Third Quarter 2019

MIDLAND, TX, November 13, 2019 (Businesswire) — ProPetro Holding Corp. (“ProPetro” or “the Company”) (NYSE: PUMP) today announced preliminary financial and operational results for the third quarter of 2019. The Company also provided updates regarding the audit committee’s internal review and related matters.

Preliminary Third Quarter 2019 and Recent Highlights

•                  Total revenue for the quarter was $541.8 million, as compared to $529.5 million for the second quarter of 2019.

•                  Net income was $34.4 million, or $.33 per diluted share, compared to $36.1 million, or $.35 per diluted share, for the second quarter of 2019.

•                  Adjusted EBITDA(1) for the quarter was $131.9 million compared to $126.6 million for the second quarter of 2019.

•                  Effective utilization for the third quarter was 25.1 fleets.

•                  ProPetro plans to deploy one new-build electrically powered DuraStim® hydraulic fracturing fleet(2) near the end of 2019 or early in 2020 and two additional DuraStim® fleets in 2020.

(1) Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.”

(2) DuraStim® is a registered trademark of AFGlobal

Dale Redman, Chief Executive Officer, commented, “Operationally the ProPetro team performed well for yet another quarter.  We continue to be extremely proud of our team’s ability to perform at the wellsite and provide our customers with truly differentiated service quality.  We remain confident in our ability to execute at the highest level, even in periods of industry uncertainty.”

Preliminary Third Quarter 2019 Financial Summary

Revenue for the third quarter of 2019 was $541.8 million, a slight increase compared to revenue of $529.5 million for the second quarter of 2019. During the third quarter of 2019, 97.6% of total revenue was associated with pressure pumping services, compared to 97.4% in the second quarter.

Cost of services excluding depreciation and amortization for the third quarter of 2019 increased slightly to $396.9 million from $386.2 million during the second quarter of 2019, consistent with the increase in revenue described above.  As a percentage of revenues, cost of services remained relatively unchanged at approximately 73% in the third quarter of 2019.

General and administrative expense was $27.6 million for the third quarter of 2019 as compared to $27.9 million during the second quarter of 2019. Compared to the second quarter of 2019, key changes for the third quarter of 2019 included: an approximate $4.2 million increase in professional and other advisory costs incurred primarily in connection with the audit committee’s internal review, an approximate $1.4 million increase in severance expense in connection with the resignation of a former officer, offset by an approximate aggregate $2.3 million decrease in stock based compensation in connection with the forfeiture of stock awards by certain officers and employees and decrease in bonus expense of $2.5 million and net decrease in other remaining general and administrative expense of $0.5 million. General and administrative expense, exclusive of $10.8 million of professional and advisory fees, $0.6 million of stock-based compensation, $3.2 million of retention bonus and severance was $13.0 million, or 2.4% of revenue, for the third quarter of 2019.

Net income for the third quarter of 2019 totaled $34.4 million, or $.33 per diluted share, versus $36.1 million, or $.35 per diluted share, for the second quarter of 2019.

Adjusted EBITDA increased approximately 4% to $131.9 million for the third quarter of 2019 from $126.6 million for the second quarter of 2019.

Operational Highlights and Fleet Expansion

Effective utilization of the Company’s fracturing assets during the third quarter of 2019 was 25.1 fleets. ProPetro currently expects effective utilization in the fourth quarter of 2019 to be approximately 18-20 fleets. The decrease in utilization is primarily attributable to customer budget exhaustion, seasonality and overall softening industry demand.

The Company plans to deploy one electrically powered DuraStim® hydraulic fracturing fleet near the end of 2019 or early in 2020 and two additional DuraStim® fleets in 2020. These fleets will be deployed to two existing customers on a dedicated basis.

During the quarter, the Company also expanded its cementing operations by deploying one additional new-build cementing unit, bringing total current cementing capacity to 23 units.

Liquidity and Capital Spending

As of September 30, 2019, total cash was $109.2 million and total debt was $130.0 million.  Total liquidity at the end of the third quarter of 2019 was $173.5 million (as compared to $146.5 million at the end of the second quarter of 2019), including cash and $64.3 million of available capacity under the Company’s revolving credit facility. As of September 30, 2019, the Company’s net debt was approximately $20.8 million, which represents outstanding debt of $130.0 million less cash of $109.2 million. We believe our conservative capital structure positions us well to balance customer demand for our new generation DuraStim® fleets and other competing uses of cash.

Capital expenditures incurred during the third quarter of 2019 were $87.0 million. As of September 30, 2019, ProPetro had spent approximately $120.8 million on its DuraStim® growth initiatives and expects to spend an additional approximately $58.3 million through 2020 on the first three DuraStim® fleets (this total includes a third turbine that the Company has not yet agreed to purchase).

Outlook

Mr. Redman concluded, “Although the current market for our services is challenging and the market is increasingly oversupplied from an equipment perspective, we remain confident that our differentiated service model, ability to pull through new technologies to the wellsite, and our operational efficiency position us to compete effectively and continue to support our customers’  operations.”

Audit Committee Internal Review and Related Matters

ProPetro has filed a Current Report on Form 8-K (the “Form 8-K”) today that provides updates regarding the audit committee’s internal review, as well as related accounting conclusions regarding the existence of at least two material weaknesses, recently filed shareholder litigation, a Securities and Exchange Commission (“SEC”) investigation and related matters.  The audit committee has continued to review the matters previously disclosed in the Company’s Current Reports on Form 8-K filed with the SEC on August 8, 2019 and October 9, 2019. Since October 9, 2019, the Audit Committee has identified one related party transaction that was not previously disclosed and is described in greater detail in the Form 8-K.

The Company and certain of its officers and directors have been named in a shareholder class action lawsuit that was filed in September 2019 and remains in its early stages. The Company has also been advised by the SEC that the SEC has opened an investigation into the Company, and the Company has cooperated and expects to continue to cooperate with the SEC’s investigation. The Company cannot currently predict the duration, scope or results of either of these proceedings, including whether either or both may have a material adverse impact on the Company.

ProPetro has also filed a Form 12b-25, Notification of Late Filing, with the SEC today regarding its inability to timely file its Form 10-Q for the third quarter of 2019.

The Company does not currently expect to be in a position to file amended, delinquent or future SEC filings prior to the end of 2019.  As described in the Form 8-K and Form 12b-25, the Company will continue to seek to take all appropriate actions and make necessary filings with the SEC with a view to becoming current in its filing obligations under the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable.

Investors should read the Form 8-K and Form 12b-25 for additional information regarding these and other matters disclosed therein.

Conference Call Information

The Company will host a conference call at 8:00 AM Central Time on Thursday, November 14, 2019 to discuss preliminary financial and operating results for the third quarter of 2019.   This call will also be webcast, along with a presentation slide deck on ProPetro’s website at www.propetroservices.com.  The slide deck will be published on the website the morning of the call. To access the conference call, U.S. callers may dial toll free 1-844-340-9046 and international callers may dial 1-412-858-5205. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed toll free by dialing 1-877-344-7529 for U.S. callers, 1-855-669-9658 for Canadian callers, as well as 1-412-317-0088 for international callers. The access code for the replay is 10131724.

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About ProPetro

ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources. For more information visit www.propetroservices.com.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth above on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and nine months ended September 30, 2019. This financial information is preliminary and unaudited and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related reviews for the three and nine months ended September 30, 2019. The Company is in the process of completing its customary quarterly close and review procedures as of and for the three and nine months ended September 30, 2019, and there can be no assurance that its final results for this period will not differ from this preliminary financial information. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2019, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above.

This preliminary financial information should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP. In addition, this preliminary financial information for the three and nine months ended September 30, 2019 is not necessarily indicative of the results to be achieved for the remainder of 2019 or any future period. This preliminary financial information has been prepared by and is the responsibility of management. In addition, the preliminary financial information presented above has not been audited, reviewed, or compiled by the Company’s independent registered public accounting firm. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual events and results to differ materially from the forward-looking statements. Such risks and uncertainties include those described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, particularly the “Risk Factors” sections of such filings, and other filings with the Securities and Exchange Commission. In addition, the Company may be subject to currently unforeseen risks that may have a materially adverse impact on it, including matters related to the audit committee’s internal review, the shareholder litigation and the SEC investigation. Accordingly, no assurances can be given that the actual events and results will not be materially different than the anticipated results described in the forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements and are urged to carefully review and consider the various disclosures made in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings made with the Securities and Exchange Commission from time to time that disclose risks and uncertainties that may affect the Company’s business. The forward-looking statements in this news release are made as of the date of this news release.  ProPetro does not undertake, and expressly disclaims, any duty to publicly update these statements, whether as a result of new information, new developments or otherwise, except to the extent that disclosure is required by law.

Contact: ProPetro Holding Corp

Sam Sledge, 432-688-0012
Director of Investor Relations
sam.sledge@propetroservices.com

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PROPETRO HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30	June 30	September 30
	2019	2019	2018
REVENUE - Service revenue	$541,847	$529,494	$434,041
COSTS AND EXPENSES
Cost of services (exclusive of depreciation and amortization)	396,922	386,218	320,146
General and administrative (inclusive of stock-based compensation)	27,558	27,889	12,821
Depreciation and amortization	37,653	35,482	23,217
Loss on disposal of assets	31,153	31,198	16,407
Total costs and expenses	493,286	480,787	372,591
OPERATING INCOME	48,561	48,707	61,450
OTHER INCOME (EXPENSE):
Interest expense	(1,749)	(2,026)	(1,480)
Other expense	(75)	(276)	(93)
Total other expense	(1,824)	(2,302)	(1,573)
INCOME BEFORE INCOME TAXES	46,737	46,405	59,877
INCOME TAX EXPENSE	(12,340)	(10,272)	(13,592)
NET INCOME	$34,397	$36,133	$46,285
NET INCOME PER COMMON SHARE:
Basic	$0.34	$0.36	$0.55
Diluted	$0.33	$0.35	$0.53
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	100,606	100,425	83,544
Diluted	103,652	104,379	86,878

PROPETRO HOLDING CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$109,191	$132,700
Accounts receivable - net of allowance for doubtful accounts of $575 and $100, respectively	275,749	202,956
Inventories	1,850	6,353
Prepaid expenses	4,417	6,610
Other current assets	1,521	638
Total current assets	392,728	349,257
PROPERTY AND EQUIPMENT - Net of accumulated depreciation	1,050,039	912,846
OPERATING LEASE RIGHT-OF-USE ASSETS	1,055	—
OTHER NONCURRENT ASSETS:
Goodwill	9,425	9,425
Intangible assets - net of amortization	—	13
Other noncurrent assets	2,796	2,981
Total other noncurrent assets	12,221	12,419
TOTAL ASSETS	$1,456,043	$1,274,522
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$249,087	$214,460
Operating lease liabilities	294	—
Finance lease liabilities	2,917	—
Accrued and other current liabilities	31,293	138,089
Accrued interest payable	569	211
Total current liabilities	284,160	352,760
DEFERRED INCOME TAXES	96,906	54,283
LONG-TERM DEBT	130,000	70,000
NONCURRENT OPERATING LEASE LIABILITIES	877	—
OTHER LONG-TERM LIABILITIES	—	124
Total liabilities	511,943	477,167
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, none issued, respectively	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 100,617,240 and 100,190,126 shares issued, respectively	101	100
Additional paid-in capital	824,099	817,690
Retained earnings (accumulated deficit)	119,900	(20,435)
Total shareholders’ equity	944,100	797,355
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,456,043	$1,274,522

PROPETRO HOLDING CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$140,335	$122,084
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	106,252	63,428
Deferred income tax expense	42,623	34,546
Amortization of deferred revenue rebate	—	615
Amortization of deferred debt issuance costs	405	295
Stock-based compensation	5,246	3,832
Loss on disposal of assets	81,578	42,898
Changes in operating assets and liabilities:
Accounts receivable	(72,793)	(52,734)
Other current assets	603	(431)
Inventories	4,503	(496)
Prepaid expenses	1,973	2,265
Accounts payable	(11,496)	26,378
Accrued liabilities and other current liabilities	8,042	7,384
Accrued interest	358	1,030
Net cash provided by operating activities	307,629	251,094
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(394,343)	(212,152)
Proceeds from sale of assets	6,774	3,280
Net cash used in investing activities	(387,569)	(208,872)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	110,000	77,378
Repayments of borrowings	(50,000)	(61,858)
Payment of finance lease obligation	(186)	—
Repayments of insurance financing	(4,547)	(3,218)
Payment of debt issuance costs	—	(360)
Proceeds from exercise of equity awards	1,164	51
Net cash provided by financing activities	56,431	11,993
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(23,509)	54,215
CASH AND CASH EQUIVALENTS — Beginning of period	132,700	23,949
CASH AND CASH EQUIVALENTS — End of period	$109,191	$78,164

Non-GAAP Financial Measures

Reportable Segment Information

	Three Months Ended
	September 30, 2019			June 30, 2019
($ in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Service revenue	$528,851	$12,996	$541,847	$515,867	$13,627	$529,494
Adjusted EBITDA	134,789	(2,894)	131,895	131,187	(4,625)	126,562
Depreciation and amortization	36,110	1,543	37,653	34,023	1,459	35,482
Capital expenditures	83,770	3,189	86,959	156,542	4,677	161,219

Adjusted EBITDA is not a financial measure presented in accordance with GAAP.  We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations.  Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA.  Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure.  Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures.  You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of our results as reported under GAAP.  Because Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliation of Net Income (loss) to Adjusted EBITDA

	Three Months Ended
	September 30, 2019			June 30, 2019
($ in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Net income (loss)	$65,961	$(31,564)	$34,397	$64,230	$(28,097)	$36,133
Depreciation and amortization	36,110	1,543	37,653	34,023	1,459	35,482
Interest expense	21	1,728	1,749	22	2,004	2,026
Income tax expense	—	12,340	12,340	—	10,272	10,272
Loss on disposal of assets	30,987	166	31,153	31,117	81	31,198
Stock-based compensation	—	577	577	—	2,840	2,840
Other expense and legal settlement	—	75	75	—	276	276
Other general and administrative expenses	—	10,786	10,786	—	6,540	6,540
Deferred IPO bonus expense	1,710	1,455	3,165	1,795	—	1,795
Adjusted EBITDA	$134,789	$(2,894)	$131,895	$131,187	$(4,625)	$126,562